                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement") is made and entered into as of the 23rd day of March, 2001 by and between Deere Park Capital, L.L.C. Inc., an Illinois limited liability company ("Seller"), and Frank J. Fradella ("Fradella").

                                R E C I T A L S:

     A. Pursuant to that certain Stock Purchase Agreement dated December 21, 2000 between Fradella and Seller, Seller granted Fradella an option (the "Option") to purchase 3,337,929 shares (the "Purchased Shares") of common stock of US Industrial Services, Inc., a Delaware corporation ("USIS").

     B. The parties hereto desire to terminate the Option, and Fradella desires to purchase from Seller, and Seller desires to sell to Fradella, the Purchased Shares, on the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                               A G R E E M E N T:

     1. Option. The Option is hereby terminated, and is null and void and of no further force and effect.

     2. Acquisition of Purchased Shares. In consideration for payment of the Purchase Price (as hereinafter defined), Fradella hereby purchases from Seller, and Seller hereby transfers and conveys to Fradella, the Purchased Shares, free and clear of all liens and encumbrances except (a) pursuant to the Hypothecation Agreement (as such term is defined in Section 3 below), and (b) restrictions on transfer imposed by applicable federal and state securities laws ("Securities Laws").

     3. Purchase Price. The purchase price for the Purchased Shares is $1,150,000 (the "Purchase Price"). $800,000 of the Purchase Price shall be paid in full by Fradella in cash or immediately available funds upon execution of this Agreement; the balance of the Purchase Price, $350,000, shall be payable pursuant to that certain Secured Promissory Note (the "Note") attached hereto as Exhibit A. The Note shall be secured pursuant to the Hypothecation Agreement (the "Hypothecation Agreement") attached hereto as Exhibit B.

     4. Representations, Warranties and Covenants of Seller. Seller hereby represents, warrants and covenants to Fradella as follows:

          (a) Seller has full corporate power and authority to execute, deliver and perform this Agreement.

          (b)  This Agreement has been duly executed and delivered by Seller and

          (c) constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

          (c) Seller is the beneficial and record owner of the Purchased Shares, and pursuant to this Agreement, Seller shall transfer to Fradella good and marketable title to the Purchased Shares free and clear of all liens and encumbrances except (i) pursuant to the Hypothecation Agreement, and (ii) restrictions on transfer imposed by Securities Laws. The delivery to Fradella of the stock certificate representing the Purchased Shares and the payment of the Purchase Price will transfer to Fradella record ownership of and good and valid title to the Purchased Shares, free and clear of all liens and encumbrances except (i) pursuant to the Hypothecation Agreement, and (ii) restrictions on transfer imposed by Securities Laws.

          (d) Upon receipt by Seller of (i) $800,000 in cash or immediately available funds, and (ii) duly executed original copies of the Note, the Hypothecation Agreement and the collateral documents and instruments associated therewith, Seller shall cause its designees, Allen S. Gerrard and James A. Chatz, to immediately resign from the board of directors of USIS.

     5. Representations, Warranties and Covenants of Fradella. Fradella hereby represents, warrants and covenants to Seller as follows:

          (a) Fradella has full power and authority to execute, deliver and perform this Agreement.

          (b) This Agreement has been duly executed and delivered by Fradella, and constitutes the legal, valid and binding obligation of Fradella enforceable against him in accordance with its terms.

     6. Regulatory Filings. Each party hereto shall be responsible for preparation of any regulatory filings required in connection with the transactions contemplated hereby, including, without limitation, filings with the Securities and Exchange Commission.

     7.   Miscellaneous

          (a) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received (a) when delivered, if delivered personally, (b) four (4) days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, and (c) one (1) business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, in each case addressed as follows:

                  If to Fradella:
                  --------------

                           Frank J. Fradella
                           243 Evangeline Drive
                           Mandeville, LA 70471

                  If to Seller:
                  ------------

                           Deere Park Capital, L.L.C.
                           40 Skokie Boulevard
                           Suite 110
                           Northbrook, Illinois  60062
                           Attn:    Doug Gerrard
                                    Chairman and CEO
                           Phone:  (847) 509-8500
                           Facsimile: (847) 509-8529

          or to such other address or addresses as may hereafter be specified by notice given by either of the above to the other.

          (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto and their successors and assigns any right, remedy or claim under or by reason of this Agreement.

          (c) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all prior agreements, understandings or letters of intent between the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          (d) Interpretation. Headings to sections herein are inserted for convenience of reference only and are not intended to affect the interpretation of this Agreement.

          (e) Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois. Any litigation between the parties which arises out of this Agreement shall be instituted and prosecuted only in the appropriate state or federal court or other tribunal situated in the State of Illinois. Each party hereto hereby submits to the exclusive jurisdiction of such courts and tribunals for purposes of any such action and the enforcement of any judgment or order arising therefrom. Each party hereto hereby waives any right to a change of venue and any and all objections to the jurisdiction of the state and federal courts and other tribunals located in the State of Illinois.

          (g) Incorporation of Recitals. The recitals set forth on page 1 hereof are hereby incorporated into this Agreement as if fully re-written.

          (h) Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but both of which together shall be considered one and the same agreement, and shall become binding when both counterparts have been signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            DEERE PARK CAPITAL, L.L.C.


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------


                                            ------------------------------------
                                            Frank J. Fradella

                                                                       EXHIBIT A


                            SECURED PROMISSORY NOTE


$350,000.00                                          Dated:  As of March 5, 2001


     FOR VALUE RECEIVED, the undersigned, FRANK J. FRADELLA, an individual residing at 243 Evangeline Drive, Mandeville, Louisiana 70471 ("Borrower"), promises to pay to the order of DEERE PARK CAPITAL, L.L.C., an Illinois limited liability company ("Lender"), at its main business office (or such other place as Lender may designate from time to time hereafter), the principal sum of Three Hundred Fifty Thousand Dollars ($350,000.00), with interest thereon at the rate hereinafter set forth. Such sum shall be due and payable in one installment on June 21, 2001.

     All payments received hereunder shall be first applied to interest and the balance, if any, to principal and other amounts outstanding hereunder. Borrower's obligations under this Secured Convertible Promissory Note ("Note") shall be referred to herein as "Borrower's Liabilities."

     Borrower may prepay all or part of the principal, together with accrued interest on the amount so prepaid, without penalty during the term of this Note. Time is of the essence of this Note and each of the provisions hereof.

     Borrower's Liabilities unpaid from time to time shall bear interest (computed on the basis of a 360 day year and actual days elapsed) from the date hereof until paid at a per annum rate at all times equal to nine percent (9.0%). Interest accruing hereunder shall be payable by Borrower to Lender at the maturity of this Note at the place stated above (or such other place as Lender may designate from time to time hereafter). All unpaid interest at the maturity hereof shall be paid with the principal amount of Borrower's Liabilities due at maturity.

     Borrower's Liabilities are secured pursuant to that certain Hypothecation Agreement dated of even date between Borrower and Lender (the "Hypothecation Agreement"). Pursuant to the Hypothecation Agreement, Borrower shall pledge 500,000 shares of common stock of U.S. Industrial Services, Inc., a Delaware Corporation ("USIS"), to Borrower to secure his obligations hereunder (the "Pledged Shares").

     Notwithstanding anything to the contrary contained herein, upon an Event of Default (as hereinafter defined), Lender's sole recourse shall be to foreclose on the Pledged Shares, and Lender shall have no recourse against Borrower.

     The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Note: (a) if Borrower fails to pay any of Borrower's Liabilities on the date same is due and payable or declared due and payable (whether by scheduled maturity, required payment, acceleration, demand or otherwise); (b) if Borrower or any guarantor of any of Borrower's Liabilities fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note; (c) occurrence of a default or event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Lender; (d) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered to Lender by any guarantor of Borrower's Liabilities or by any person or entity which has granted to Lender a security interest or lien in and to some or all of such person's or entity's real or personal property to secure the payment of Borrower's Liabilities; (e) Borrower's assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets by any federal, state or local department or agency; (g) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a bankruptcy petition or similar filing is filed by or against Borrower or any such guarantor; (h) the death or incompetency of any guarantor of Borrower's Liabilities, or the appointment of a conservator for all or any portion of Borrower's assets or the Collateral (as such term is defined in the Pledge Agreement); (i) the revocation, termination or cancellation of any guaranty of Borrower's Liabilities without written consent of Lender; (j) if Borrower or any guarantor of Borrower's Liabilities is in default in the payment of obligations, indebtedness or other liabilities to any third party which individually or in the aggregate involves more than $100,000, and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or (k) if any material statement, report or certificate made or delivered by Borrower, to Lender is not true and correct.

     Upon the occurrence of an Event of Default, at Lender's option, without notice by Lender to or demand by Lender of Borrower, all of Borrower's Liabilities shall be immediately due and payable.

     All of Lender's rights and remedies under this Note and the Hypothecation Agreement are cumulative and non-exclusive.

     Commencing upon the occurrence of an Event of Default, interest on the unpaid principal balance shall accrue at a rate equal to the lesser of (i) fourteen percent (14%) per annum, or (ii) the highest rate permitted under applicable law.

     If any payment becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Illinois, the due date of such payment shall be extended to the next business day. If the date for payment of principal is thereby extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     The acceptance by Lender of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom, or waive any rights of Lender to enforce prompt payment thereof. Lender's failure to require strict performance by Borrower of any provision of this Note or any related document shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default shall not suspend, waive or affect any other Event of Default. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Lender may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

     In addition to principal and interest, Lender shall be entitled to collect all costs, including, but not limited to, all costs of collection and reasonable attorneys' fees incurred in connection with the protection or realization of collateral or in connection with any of Lender's collection or enforcement efforts, whether or not suit on this Note or any related document is filed, and all such costs and expenses shall be payable on demand. To the extent not paid, the same shall become part of Borrower's Liabilities.

     If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application thereof to other parties or circumstances will not be affected thereby, the provisions of this Note being severable in any such instance.

     This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

     No modification, waiver, estoppel, amendment, discharge or change of this Note or any related instrument shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, estoppel, amendment, discharge or change is sought.

     This Note shall be binding upon Borrower and its successors and permitted assigns and inure to the benefit of Lender and its successors and assigns.

         TO INDUCE LENDER TO ACCEPT THIS NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE AND ANY DOCUMENT RELATED THERETO IN ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

                                    BORROWER:


                                    --------------------------------
                                    Frank J. Fradella

                                                                    EXHIBIT B

                             HYPOTHECATION AGREEMENT


     THIS HYPOTHECATION AGREEMENT ("Agreement") is made and entered into as of the 23rd of March, 2001 by and between Deere Park Capital, L.L.C., an Illinois limited liability company ("Seller"), Frank J. Fradella ("Buyer"), and US Industrial Services, Inc., a Delaware corporation ("USIS").

                               W I T N E S S E T H

     WHEREAS, pursuant to that certain Stock Purchase Agreement between Buyer and Seller dated of even date herewith (the "Purchase Agreement"), Buyer acquired from Seller 3,337,929 shares of common stock of USIS; and

     WHEREAS, pursuant to the Purchase Agreement, Buyer is to deliver a Secured Promissory Note to Deere Park in the principal amount of $350,000 Dollars (the "Note"), and in order to induce Seller to accept the Note as partial payment for the shares of USIS sold under the Purchase Agreement, Buyer has agreed to pledge 500,000 shares of USIS stock acquired pursuant to the Purchase Agreement to Seller as security for repayment of the Note (the "Pledged Shares").

     NOW, THEREFORE, pursuant to the aforesaid Note, and for other good and valuable consideration, Buyer does hereby agree as follows:

     1. PLEDGE. Buyer hereby grants and pledges all of the Pledged Shares to Seller. The parties agree that Seller shall hold the Pledged Shares and any proceeds thereof as security for Buyer's timely performance of all of Buyer's obligations pursuant to the Note. Attached hereto as Schedule I is an original stock power duly executed by Buyer, with an appropriate medallion signature guarantee, to be retained by Seller along with the Pledged Shares.

     2. PROCEEDS OF PLEDGED SHARES ALSO COVERED. The Seller's security interest in the Pledged Shares shall cover the proceeds of such shares including, but not limited to, any proceeds resulting from the conversion of the Pledged Shares as a result of the merger of USIS into any other entity.

     3. REPRESENTATIONS. Buyer warrants and represents to Seller that there are no restrictions upon the transfer of any of the Pledged Shares, and further represents to Seller that Buyer's title to said shares is as good as the title that Buyer received from Seller, and that Buyer has the right to transfer and pledge such shares free of any encumbrances and without obtaining the consent of any other party.

     4. ADJUSTMENTS. In the event that, during the term of this Agreement, any stock dividend, reclassification, readjustment, issuance of additional shares, or other change is declared or made in the capital structure of USIS, all new, substituted, and additional shares, or other securities, issued by reason of any such change shall be held by Seller under the terms of this Agreement in the same manner as the shares originally pledged hereunder and in the event USIS shall merge with and into any other corporation any proceeds resulting from the conversion of the Pledged Shares as a result of such merger shall be held by Seller under the terms of this Agreement in the same manner as the shares originally pledged hereunder.

     5. WARRANTS AND RIGHTS. Buyer hereby agrees that during the term of this Agreement, no subscription warrants or any other rights or options shall be issued in connection with the Pledged Shares.

     6. PAYMENT OF NOTE. Upon payment of all amounts due under the Note, Seller shall release all of Seller's interest in and to the Pledged Shares and any proceeds therefrom to Buyer.

     7.   DEFAULT.

     (a) In the event that Buyer defaults in the performance of any of the terms of either this Agreement (and such default remains uncured for a period of fifteen (15) days following written notice of the default by Seller to Buyer) or of any of the provisions of the Note (and such default is not cured in accordance with the provisions of the Note), Seller shall have the rights and remedies set forth in the Note, and in addition, the rights and remedies provided in the Uniform Commercial Code in force in the State of Illinois at the date of this Agreement

     (b) For so long as Buyer is not in default under either of the Note or this Agreement, Buyer may vote and participate in the affairs of USIS or its successor to the same extent as USIS's other shareholders. In the event of a default under either the Note or this Agreement, Seller shall be entitled to exercise such rights in place of Buyer.

     8. WAIVER, SUCCESSOR AND ASSIGNS. Buyer further agrees that Buyer's liability with respect to the Pledged Shares shall be unconditional without regard to the liability of any other party and shall not in any manner be affected by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Seller. Buyer hereby consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Seller with respect to the payment or other provisions of the Note, and to the release of collateral, or any part thereof, with or without substitution, and agrees that additional parties may become parties hereto without notice to them or affecting their liability hereunder. Buyer further waives the benefit or right to assert any statute of limitations affecting Buyer's liability hereunder or under the Note. Waiver of any default hereunder shall not constitute waiver of any subsequent default. All rights of Seller shall inure to the benefit of Seller's successors and assigns and all obligations of Buyer shall bind its personal representatives, successors and assigns.

     9. COMPLIANCE BY USIS. USIS acknowledges and agrees to the terms and conditions of this Agreement and further agrees to effectuate the terms and conditions of this Agreement and all matters in connection with the Pledged Shares including, but not limited to, the transfer of shares in accordance with the terms hereof.

     10. CONSENT TO HYPOTHECATE. USIS, Seller and Buyer hereby consent to the pledge of the Pledged Shares by Buyer as required pursuant to the Note.

     11. INTERPRETATION. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12. NOTICE. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been properly delivered if delivered by hand to the party to whose attention it is directed, or if sent by certified or registered mail, return receipt requested to the party's last known place of residence as reflected on the other parties' records or to its principal place of business in the State of Illinois.

     13. GOVERNING LAW. This Agreement shall be deemed to be made under and shall be governed by the laws of the State of Illinois in all respects, including matters of construction, validity and performance. Any litigation between the parties which arises out of this Agreement shall be instituted and prosecuted only in the appropriate state or federal court or other tribunal situated in the State of Illinois. Each party hereto hereby submits to the exclusive jurisdiction of such courts and tribunals for purposes of any such action and the enforcement of any judgment or order arising there from. Each party hereto hereby waives any right to a change of venue and any and all objections to the jurisdiction of the state and federal courts and other tribunals located in the State of Illinois.

     IN WITNESS WHEREOF, Buyer, Seller, and USIS have executed this Agreement on the day and year first above written.

DEERE PARK CAPITAL, L.L.C.                 U.S. INDUSTRIAL SERVICES, INC.


By                                         By:
  ------------------------------               ---------------------------------

Its:                                       Its:
    ----------------------------               ---------------------------------



--------------------------------
Frank J. Fradella

                                                                      Schedule I


                                   STOCK POWER

     Attached hereto is an original, duly executed stock power with an appropriate medallion signature guarantee signed by Frank J. Fradella with respect to the Pledged Shares.

                         IRREVOCABLE STOCK OR BOND POWER

     FOR VALUE RECEIVED, the undersigned does (do) hereby sell, assign and transfer to

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

                 {   ________  shares of the ________  stock of  _______________
IF STOCK,            ____  represented by Certificate(s) No(s).________________
COMPLETE             inclusive, standing in the name of the undersigned on the
THIS PORTION         books of said company.

                 {   ____________________  bonds  of   _________________________
IF BONDS,            in the principal amount of $__________. No(s) _____________
COMPLETE             inclusive, standing in the name of the undersigned on the
THIS PORTION         books of said Company.

                     The undersigned does (do), hereby, irrevocably constitute and appoint ____________________ attorney to transfer the said stock or bond(s), as the case may be, on the books of said Company, with full power of substitution in the premises.


Date
    ----------------------------------

     IMPORTANT-READ CAREFULLY                 Sign Here
The signature(s) to this Power must                     -----------------------
correspond with the name(s) as written
upon the face of the certificate(s) or        Representative
bond(s) in every particular without
alteration or enlargement or any change
whatever. Signature should be made by
a member or member organization of the       -----------------------------------
New York Stock Exchange, members of
other Exchanges having signatures on         -----------------------------------
file with transfer agent or by a
commercial bank or trust company.                           SIGNATURE GUARANTEED


                                       5